UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

December 2, 2020 (November 30, 2020)
Date of Report (date of earliest event reported)

CLARIVATE PLC
(Exact name of registrant as specified in its charter)
Jersey, Channel Islands
(State or other jurisdiction of incorporation or organization)

001-38911	N/A
(Commission File Number)	(I.R.S. Employer Identification No.)

Friars House 160 Blackfriars Road
London	SE1 8EZ
United Kingdom
(Address of Principal Executive Offices)
(44) 207-433-4000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares	CCC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

On November 30, 2020, Clarivate Plc (“Clarivate” or the “Company”) accelerated the vesting of approximately 3.53 million remaining unvested stock options of the original 28.4 million issued pursuant to the private company equity plan adopted in 2016 at the time of the formation of Clarivate as a standalone business after its divestiture from Thomson Reuters, including the previously disclosed unvested options held by Richard Hanks, Mukhtar Ahmed, Jeff Roy and Stephen Hartman. The Company views this as an appropriate step to take at this time to streamline the Company’s equity compensation program by easing the administration of the plan and by allowing the Company to better manage the logistics and vesting of these options.

For most individuals, the vesting would otherwise have occurred in the next 18 months. The options were also previously scheduled to accelerate in accordance with their terms upon affiliates of Onex Partners Advisor LP (“Onex”) and Baring Private Equity Asia Pte Ltd (“Baring”) holding less than 30% of the total Clarivate ordinary shares that they held immediately after Clarivate’s May 2019 merger with Churchill Capital Corp. Currently Onex and Baring hold approximately 46% of such ordinary shares. As previously disclosed, in connection with our acquisition of CPA Global on October 1, 2020, Onex and Baring agreed not to dispose of the approximately 99.2 million ordinary shares they currently hold, except that with the approval of Clarivate’s chief executive officer, Onex and Baring may sell up to 49.6 million ordinary shares. Upon the sale of such 49.6 million shares, Onex and Baring would hold approximately 23% of the total ordinary shares that they held immediately after the May 2019 merger with Churchill Capital Corp, at which point the options would accelerate per their terms.

Item 7.01. Regulation FD Disclosure.
The option acceleration disclosed in this current report on Form 8-K does not impact the Company’s 2020 and 2021 adjusted diluted earnings per share outlook previously announced on November 25, 2020.

The information in this Item 7.01, including Exhibit 99.1 furnished herewith, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be incorporated by reference into any registration statement or other filing pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

No.	Description
104	Cover page of this Current Report on Form 8-K formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CLARIVATE PLC

Date: December 2, 2020	By:	/s/ Richard Hanks
	Name:	Richard Hanks
	Title:	Chief Financial Officer